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                                                                  EXHIBIT 10.9.1

          THIS AGREEMENT made as of the 27th day of January, 1999.

AMONG:

          NO. 163 CATHEDRAL VENTURES LTD., c/o Suite 200 - 1122
          Mainland Street, Vancouver, British Columbia, V6B 5L1

          (hereinafter called the "Landlord")

                                                           OF THE FIRST PART

AND:

          SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP (CANADA),
          INC., c/o 840 Cambie Street, Vancouver, British Columbia, V6B 4J2

          (hereinafter called the "Tenant")

                                                           OF THE SECOND PART

AND:

          SEAGATE TECHNOLOGY, INC., of 4575 Scotts Valley Drive, P.O. Box 66360, Scotts Valley, California, 95067-0360

          (hereinafter called the "Guarantor")

                                                           OF THE THIRD PART

       WHEREAS the Landlord, Tenant and Guarantor are party to a lease made as of the 1st day of November, 1997 (the "Lease");

       AND WHEREAS the Landlord, Tenant and Guarantor wish to evidence their respective agreements and understandings relating to the performance of, and payment for, Landlord's Work (as that term is defined in the Lease), and the Tenant's acceptance of such Landlord's Work;

       AND WHEREAS the defined expressions used in this Agreement, unless the context otherwise requires, shall have the respective meanings ascribed thereto in the Lease.

       NOW THEREFORE in consideration of the mutual covenants set out below, the parties hereto hereby agree as follows:

1. As full and final payment and settlement of any and all expenses, costs and claims of the Tenant in respect of any improvements and renovations to the Building carried out by, on behalf of, or on the account of, the Tenant which, pursuant to the Lease, is Landlord's Work, the Landlord, on the later of:

       (a)  the Landlord's receipt of a final invoice therefor; and
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     (b)  the execution and delivery of this Agreement by each party hereto,

     will pay to the Tenant the aggregate sum of $500,000.00, exclusive of goods and services tax, and the Tenant hereby confirms that it will accept such amount as full and final payment and settlement of all such expenses, costs and claims, excepting any expenses, costs and claims associated with repairing construction defects relating to the Landlord's Work. Notwithstanding the foregoing, the Landlord confirms that its warranties set out in the Lease including, without limitation, those set out in sections 3.3 and 7.9 of the Lease, and the obligations of the Landlord set out in section 3.4 of the Lease, shall continue and survive the execution and delivery of this Agreement.

2. With the exception of the matters described below in sections 3 and 4, and the Landlord's obligation to remedy the defects described in subsection 3.3(a) of the Lease (which obligation shall survive the execution and delivery of this Agreement), Tenant hereby acknowledges and confirms to the Landlord that it has accepted the Premises under the Lease and that all Landlord's Work has been completed in a manner acceptable to the Tenant and, in this regard, the Tenant hereby covenants to execute and deliver to the Landlord, concurrently with the execution and delivery of this Agreement by each party hereto, a tenant acknowledgement in the form attached to this Agreement as Schedule "A".

3. The Landlord acknowledges to, and agrees with, the Tenant that the Landlord is and shall remain responsible for repairing, or causing to be repaired, at its sole cost and expense, the cause of the existing roof leak at the Premises.

4. Each of the Landlord and Tenant acknowledges to, and agrees with, the other that each will be responsible for one-half of the costs and expenses actually incurred and expended carrying out commercially reasonable efforts to reduce the excess noise created by the roof top chiller situated above a boardroom on the fifth floor of the Premises to a level which is commercially acceptable. Each of the Landlord and Tenant hereby covenants to the other to make reasonable commercial efforts to assist and cooperate with the other in an effort to reduce the excess noise created by the roof top chiller described above to a level which is commercially acceptable and agrees with the other that no such costs or expenses will be incurred or expended in connection with this matter without the Landlord and Tenant first authorizing such costs and expenses, with each being obliged to act reasonably in this regard.

5. Each of the parties hereto agrees to do all acts and sign such documents as may be requested by any of the other parties in order to give effect to the terms and intentions expressed in this Agreement.

6. This Agreement shall enure to the benefit of and be binding upon and apply to the successors and assigns of the Landlord and the successors, permitted assigns and permitted subtenants of the Tenant.
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7.   The Guarantor, by executing and delivering this Agreement, hereby acknowledges the agreements and acknowledgements of the Landlord and Tenant set out above.

     IN WITNESS WHEREOF the Landlord, the Tenant and the Guarantor have each executed this Agreement as of the day first above written.

NO. 163 CATHEDRAL VENTURES LTD.

Per: _____________________________
      Authorized Signatory

SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP (CANADA), INC

Per: /s/ Ellen E. Chamberlain
     -----------------------------
      Authorized Signatory

SEAGATE TECHNOLOGY, INC.

Per: /s/ Thomas M. Mulvaney
     -----------------------------
      Authorized Signatory
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                                 SCHEDULE "A"

                            Tenant Acknowledgement

TO:  Vancouver City Savings Credit Union (the "Lender")

RE:  840 - 848 Cambie Street, Vancouver, British Columbia (the "Property")

For good and valuable consideration paid by NO. 163 Cathedral Ventures Ltd. (the "Landlord") to SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP (CANADA) INC. (formerly Seagate Software Information Management Group, Inc.) (the "Tenant")

1. The Tenant acknowledges that the Landlord has arranged for financing with the Lender on the Property;

2.   The Tenant certifies to the Lender as follows:

     2.1 the lease made as of the 1st day of November, 1997 (the "Lease") between the Landlord and the Tenant and registered in the New Westminster/Vancouver Land Title Office on December 17, 1997 under number BL424522, is in full force and effect, has not been modified, together with the agreement made as of January 27, 1999 between the parties (the "January Agreement") constitutes the entire agreement between the Landlord and the Tenant relating to the premises demised by the Lease (the "Premises");

     2.2 the Lease has not been assigned by the Tenant and neither the Premises nor any part of the Premises have been sublet;

     2.3 the Lease has been validly authorized, executed and delivered by the Tenant and is legally binding upon the Tenant and enforceable in accordance with its terms;

     2.4 the Tenant has accepted the Premises under the Lease, subject to the terms of the January Agreement;

     2.5 all improvements to the Premises to be provided by the Landlord under the Lease (or any other agreement relating thereto) have been substantially completed in a manner acceptable to the Tenant, subject to the terms of the January Agreement;

     2.6 the Tenant is not in default under the Lease and the Tenant has no notice of any default by the Landlord under the Lease;

     2.7 all rent under the Lease is current, no rent or additional rent has been prepaid in excess of two months and there exist no circumstances which would give the Tenant a right of abatement, set-off or counterclaim in respect of the Lease;

     2.8 the annual base rent under the Lease is $5.74 per square foot on the rentable area in respect of the basement of the building and $15.72 per square foot with respect to the rentable area of the main through fifth floors of the building;

     2.9  the term of the Lease expires on January 31, 2005;
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     2.10 the Landlord has not granted the Tenant any free rent. A tenant improvement allowance of $1,671,236.00 has been provided by the Landlord to the Tenant under the Lease. The Landlord is not reimbursing the Tenant or paying the Tenant's rent obligations under any other lease other than a moving allowance described in Section 2.6 of the Lease;

     2.11 the Tenant has not advanced any funds for or on behalf of the Landlord for which the Tenant has the right to deduct from future rent payments, other than as set out in section 2.6 above;

     2.12 there are not deposits now held by the Landlord.

EXECUTED at _____________________, this ________ day of ____________, 1999.

SEAGATE SOFTWARE INFORMATION
MANAGEMENT GROUP (CANADA), INC

Per: /s/ Ellen E. Chamberlain
     -----------------------------